Exhibit 10.1

FlexShopper, LLC

901 Yamato Road, Suite 260

Boca Raton, Florida 33431

March 31, 2022

122 Partners, LLC

Attn.:	Mr. Marc Malaga
Managing Member

Re: Amendment No. 3 to Subordinated Debt Financing Letter Agreement

Ladies and Gentlemen:

Reference is made to the Subordinated Debt Financing Letter Agreement between us, dated January 25, 2019 (the “Letter Agreement”), and the Subordinated Promissory Note in the principal amount of $1,000,000 issued by the Borrower to the Lender pursuant to the Letter Agreement (the “Note”), each as previously amended by amendments dated April 30, 2020 and March 22, 2021. All capitalized terms used herein without definition have the respective meanings ascribed to them in the Letter Agreement.

This will confirm the agreement of the Borrower and the Lender to amend the Letter Agreement and the Note as follows:

1. Extension of Note. Effective as of the date hereof, the Maturity Date of the Note is hereby extended from April 1, 2022 through and including April 1, 2023, unless accelerated by reason of an Event of Default and not thereafter cured.

2. Representations Remain True. In order to induce the Lender to effect the foregoing amendment, the Borrower hereby represents and warrants to the Lender that all of the Borrower’s representations and warranties contained in the Note remain true and correct in all material respects on and as of the date hereof, and all required consents in connection herewith have been obtained and are in full force and effect.

3. Remainder of Documents Unmodified. Except as expressly set forth herein, all of the terms and conditions of the Letter Agreement and the Note shall remain unmodified and in full force and effect. Nothing contained herein shall be deemed to constitute any agreement of the Lender to effect any further amendments or modifications of the Letter Agreement or the Note at any time (whether of a similar or different nature), or to grant to the Borrower any right to any further modification under or in respect of the Letter Agreement and the Note.

4. Miscellaneous. The provisions contained under the caption “Miscellaneous” of the Letter Agreement are hereby incorporated herein mutatis mutandis by this reference, and are expressly made applicable hereto.

Kindly confirm your agreement to the foregoing by signing a counterpart copy hereof in the space provided below.

Sincerely,

FLEXSHOPPER, LLC

By:
Name:	Richard House
Title:	Chief Executive Officer

Acknowledged, Confirmed and Agreed to:

122 PARTNERS, LLC

By:
Name:	Marc Malaga
Title:	Managing Member